UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2015

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
Pacific Mercantile Bancorp (the “Company”) held its annual meeting of shareholders on May 20, 2015. The Company's shareholders voted on the proposals listed below, each of which was described in the Company's proxy statement for the meeting. On the record date for the meeting, there were 21,862,074 shares of the Company's common stock entitled to vote at the meeting, comprised of (i) 19,756,812 shares of our common stock that were outstanding on the record date, and (ii) 2,105,262 shares of common stock into which the shares of our Series B Preferred Stock outstanding on the record date are convertible.
Voting Results
Proposal 1 — Election of Directors
The following individuals were elected as directors to serve until the 2016 annual meeting of shareholders and until their successors are elected and qualified. There were no nominees other than those listed below. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Romir Bosu	15,199,456	1,696,981	2,788,099
Steven K. Buster	15,134,636	1,761,801	2,788,099
Edward J. Carpenter	15,089,003	1,807,434	2,788,099
Warren T. Finley	15,112,644	1,783,793	2,788,099
John D. Flemming	14,891,499	2,004,938	2,788,099
Howard N. Gould	14,725,735	2,170,702	2,788,099
Michael P. Hoopis	15,086,503	1,809,934	2,788,099
Denis Kalscheur	15,198,456	1,697,981	2,788,099
Daniel A. Strauss	15,130,815	1,765,622	2,788,099
John Thomas, M.D.	15,109,091	1,787,346	2,788,099
Stephen P. Yost	15,135,506	1,760,931	2,788,099
Proposal 2 — Ratification of the Appointment of Independent Registered Public Accountants
The shareholders voted to ratify the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the 2015 fiscal year. The results of voting were as follows:

Votes For	Votes Against	Abstain	Non-Votes
19,627,892	37,444	19,200	—
Proposal 3 — Advisory Vote on the Compensation of Our Named Executive Officers
The shareholders voted to approve a non-binding advisory resolution concerning the Company's 2014 executive compensation as described in the Company's proxy statement for the meeting. The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,942,088	3,559,112	395,237	2,788,099

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: May 21, 2015	By:	/s/ STEVEN K. BUSTER
Steven K. Buster, President and Chief Executive Officer